SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

ELDORADO GOLD CORPORATION

Canada Business Corporations Act (State or other jurisdiction of Incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)
1188-550 Burrard Street Bentall 5 Vancouver, B.C. Canada V6C 2B5 Address of Principal Executive Offices

ELDORADO GOLD CORPORATION AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN
(EMPLOYEES, CONSULTANTS & ADVISORS) (APRIL 28, 2005)

INCENTIVE STOCK OPTION PLAN OF ELDORADO GOLD CORPORATION

(OFFICERS & DIRECTORS), AMENDED AND RESTATED AS OF APRIL 28, 2005

(Full titles of the plans)

CT Corporation

111 Eighth Avenue, 13 Floor

New York, NY 10011; Telephone: (212) 894-8940

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares issuable under the Incentive Stock Option Plan of Eldorado Gold Corporation (Officers & Directors) Amended and Restated as of April 28, 2005	5,149,850 (1)	US$4.94 (2)	US$25,440,259	US$781
Common Shares issuable under the Eldorado Gold Corporation Amended and Restated Incentive Stock Option Plan (Employees, Consultants & Advisors) (April 28, 2005)	2,950,481 (1)	US$4.94 (2)	US$14,575,377	US$448
TOTAL	8,100,331	-	US$40,015,636	US$1,229
(1)	Common Shares, without par value, offered by the Company pursuant to the Plans described herein.
(2)

The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant’s common shares on August 27, 2007, as quoted on the American Stock Exchange.

PART I.        INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

On July 18, 2003, Eldorado Gold Corporation (the “ Registrant”) filed a Registration Statement on Form S-8 (SEC File No. 333-107138) to register 6,770,000 common shares of the Registrant issuable upon the exercise of options or rights granted under the Registrant’s Incentive Stock Option Plan (Officers & Directors) dated as of April 30, 2003 (the “D&O Stock Option Plan”). Effective April 28, 2005, the D&O Stock Option Plan was amended to provide that the maximum number of common shares that may be issued pursuant to options granted under the D&O Stock Option Plan as amended and restated on April 28, 2005 (the “D&O Plan”) be increased from 7,000,000 common shares to 11,058,350 common shares, constituting an increase of 4,058,350 common shares. The Registrant is also seeking the registration of 1,091,500 common shares related to expired, cancelled or exercised options pursuant to the reload provision in the D&O Plan. Accordingly, this Registration Statement registers an additional 5,149,850 common shares to be issued pursuant to the exercise of options or rights granted under the amended D&O Plan.

On February 10, 2005, the Registrant filed a Registration Statement on Form S-8 (SEC File No. 333-122683) to register 2,541,463 common shares of the Registrant issuable upon the exercise of options or rights granted under the Registrant’s Amended Incentive Stock Option Plan (Employees, Consultants & Advisors) (May 13, 2004) (the “Employee Stock Option Plan ”). Effective April 28, 2005, the Employee Stock Option Plan was amended to provide that the maximum number of common shares that may be issued pursuant to options granted under the Employee Stock Option Plan as amended and restated on April 28, 2005 (the “Employee Plan”) be increased from 12,741,463 common shares to 13,822,947 common shares, constituting an increase of 1,081,484 common shares. The Registrant is also seeking the listing of 1,868,997 common shares related to expired, cancelled or exercised options pursuant to the reload provision in the Employee Plan. Accordingly, this Registration Statement registers an additional 2,950,481 common shares to be issued pursuant to the exercise of options or rights granted under the amended Employee Plan.

Pursuant to Rule 429 of the Securities Act of 1933, as amended, this Registration Statement also serves as a post-effective amendment to the prior registration statements (SEC File No. 333-122683) and (SEC File No. 333-107138).

Item 2. Registrant Information and Employee Plan Annual Information.

The documents incorporated by reference in Item 3 of Part II of this Registration Statement and other documents required to be delivered to employees pursuant to Rule 428(b) are available, without charge, upon written or oral request to the Registrant. Requests may be directed to the Registrant at 1188-550 Burrard Street, Bentall 5, Vancouver, British Columbia, Canada V6C 2B5 ((604) 687-4018).

PART II.       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

(a)          The Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2005, filed on April 3, 2006, as amended on July 7, 2006.

(b)          The Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on March 30, 2007.

(c)          All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (b) above.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been

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sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable

Item 5. Interests of Named Experts and Counsel.

None

Item 6. Indemnification of Directors and Officers.

Bylaw No. 1 of the Registrant provides that, subject to the provisions of the Canada Business Corporations Act, the Registrant shall indemnify each director or officer or former director or officer of the Registrant and each other individual who acts or has acted at the Registrant’s request as a director or officer, or in a similar capacity, of another entity, and each such individual’s respective heirs and personal representatives (each, a “Qualified Person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in a civil, criminal, administrative, investigative or other proceeding the individual is involved because of that association with the Registrant or other entity, provided that:

(a)	the individual acted honestly and in good faith with a view to the best interests of the Registrant or other entity; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual had reasonable grounds for believing the conduct was lawful.

The Canada Business Corporations Act has similar indemnification provisions as provided under Bylaw No. 1 of the Registrant, and expressly provides that each director or officer or former director or officer of the Registrant or another individual who acts or has acted at the Registrant’s request in a similar capacity of another entity (each, a “Specified Qualified Person”) is entitled to indemnity from the Registrant in respect to all costs, charges and expenses reasonably incurred by such individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity, if he or she (i) satisfies the requirements of (a) and (b) above and (ii) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

The Canada Business Corporations Act provides that the Registrant with court approval may indemnify a Specified Qualified Person in respect of all costs, charges and expenses reasonably incurred by such individual in a derivative action (an action by or on behalf of the Registrant or other entity to procure judgment in its favor) to which the individual is subject because of the individual’s association with the Registrant or other entity if he or she satisfies the requirements of (a) and (b) above. A similar provision is included in By Law No. 1 of the Registrant in respect of Qualified Persons.

Bylaw No. 1 of the Registrant also provides that the Registrant may advance monies to a Qualified Person for costs, charges and expenses in a civil, criminal, administrative, investigative or other proceeding the individual was involved because of his or her association with the Registrant or other entity. The Canada Business Corporations Act also provides that the Registrant may advance moneys to a Specified Qualified Person for the costs, charges and expenses reasonably incurred by him or her in connection with a civil, criminal, administrative, investigative or other proceeding to which he or she is subject to because of the individual’s association with the Registration or other entity; provided however he or she shall repay such monies if:

•	the individual failed to act honestly and in good faith with a view to the best interests of the Registrant or other entity; or

•	in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual did not have reasonable grounds for believing the conduct was lawful.

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The Registrant maintains Directors’ and Officers’ Liability Insurance for its Directors.

Item 7. Exemption from Registration Claimed.

Not Applicable

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Eldorado Gold Corporation Amended and Restated Incentive Stock Option Plan (Employees, Consultants & Advisors) (April 28, 2005)
4.2	Incentive Stock Option Plan of Eldorado Gold Corporation (Officers & Directors), Amended and Restated as of April 28, 2005
5.1	Opinion of Fasken Martineau DuMoulin
23.1	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (See page 7 of this registration statement)

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)        That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b)          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on this 31st day of August, 2007.

ELDORADO GOLD CORPORATION

/s/ Dawn Moss

Name: Dawn Moss

Title: Corporate Secretary

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul N. Wright, Earl W. Price and Dawn L. Moss, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Paul N. Wright Paul N. Wright	President, Chief Executive Officer and Director (Principal Executive Officer)	August 31, 2007
/s/ Earl W. Price Earl W. Price	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	August 31, 2007
/s/ Norman Pitcher Norman Pitcher	Chief Operating Officer	August 31, 2007
/s/ Dawn L. Moss Dawn L. Moss	Corporate Secretary	August 31, 2007
/s/ Berne Jansson Berne Jansson	VP Operations	August 31, 2007
/s/ Hugh C. Morris Hugh C. Morris	Director	August 31, 2007
/s/ Wayne D. Lenton Wayne D. Lenton	Director (Authorized U. S. Representative)	August 31, 2007
/s/ John S. Auston John S. Auston	Director	August 31, 2007
/s/ K. Ross Cory K. Ross Cory	Director	August 31, 2007
/s/ Donald M. Shumka Donald M. Shumka	Director	August 31, 2007
/s/ Geoffrey A. Handley Geoffrey A. Handley	Director	August 31, 2007

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/s/ Robert R. Gilmore Robert R. Gilmore	Director	August 31, 2007

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EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Eldorado Gold Corporation Amended and Restated Incentive Stock Option Plan (Employees, Consultants & Advisors) (April 28, 2005)
4.2	Incentive Stock Option Plan of Eldorado Gold Corporation (Officers & Directors), Amended and Restated as of April 28, 2005
5.1	Opinion of Fasken Martineau DuMoulin
23.1	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (See page 7 of this registration statement)

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